EXHIBIT 10.20
AMENDMENT NO. 1 TO
CHANGE OF CONTROL AGREEMENT
     THIS AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (the “Amendment”) is dated as of August [ ], 2007, by and between Hanover Compressor Company (the “Company”) and [ ] (“Executive”).
RECITALS:
1.	The Company and Executive entered into a Change of Control Agreement dated as of [July 29, 2005] (the “Agreement”).

2.	The Company and Executive wish to amend the Agreement in certain respects, including to allow the Company and its successor to benefit from a longer period of transition services provided by the Executive following the occurrence of an event constituting Good Reason (as defined in the Agreement) and to remove the Executive’s obligation to provide the Company with a notice of termination within 30 days following the occurrence of an event constituting Good Reason.
     NOW, THEREFORE, the parties agree to amend the Agreement as follows:
1.	The following shall be substituted for the first clause of Section 3(e) of the Agreement:
          “(e) Release. Notwithstanding anything in this Agreement to the contrary, no payment shall be made [on account of Executive’s Target Bonus for the current year (prorated to the Date of Termination) under clause 3(a)(i) above or]1 under clauses 3(a)(iii) and (iv) above or benefits provided pursuant to this Agreement unless Executive signs a complete release and waiver of all claims against the Company and its affiliates in a form provided by the Company during the 45-day period following the Date of Termination, and the revocation period for such release has expired.”

[1]	Keep this language only if the payment of the Executive’s pro rata Target Bonus at termination is a separate severance payment and not a term of the Target Bonus plan itself.

2.	The following shall be substituted for clause (a) of Section 7 of Annex I of the Agreement:
     “(a) if Executive terminates his employment for Good Reason, the date of such termination,”
3.	The second clause of Section 9 of Annex I of the Agreement, beginning with the word “However” is deleted in its entirety.
          Except as otherwise expressly amended by this Amendment, the terms and provisions of the Agreement are hereby confirmed and ratified and remain in full force and effect.
     The parties have executed this Amendment effective as of August ___, 2007.

HANOVER COMPRESSOR COMPANY	EXECUTIVE

By:

Date:	Date: